Exhibit 24

POWER OF ATTORNEY

The director of Washington Banking Company (the "Company"), whose signature appears below, hereby appoints John L. Wagner or Richard A. Shields, or either of them, as their attorney to sign, in their name and behalf and in any and all capacities stated below, the Company's Form 10-K Annual Report pursuant to Section 13 of the Securities Exchange Act of 1934, and likewise to sign any and all amendments and other documents relating thereto as shall be necessary, such person hereby granting to each such attorney power to act with or without the other and full power of substitution and revocation, and hereby ratifying all that any such attorney or their substitute may do by virtue hereof.

This Power of Attorney may be signed in counterparts, each of which shall be deemed an original and both of which, taken together, shall constitute one and the same document. This Power of Attorney has been signed by the following person in the capacity indicated on March 14, 2014.

Signature	Title

/s/ Rhoda L. Altom
Rhoda L. Altom	Director

/s/ Mark D. Crawford
Mark D. Crawford	Director

/s/ Deborah J. Gavin
Deborah J. Gavin	Director

/s/ Jay T. Lien
Jay T. Lien	Director

/s/ Gragg E. Miller
Gragg E. Miller	Director

/s/ Anthony B. Pickering
Anthony B. Pickering	Director

/s/ Robert T. Severns
Robert T. Severns	Director

/s/ John L. Wagner
John L. Wagner	Director